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                                   EXHIBIT 5.1

             [LETTERHEAD OF RICHMAN MANN CHIZEVER PHILLIPS & DUBOFF]


                                  March 6, 2001


Entertainment Technologies & Programs, Inc.
16055 Space Center Blvd., Suite 230
Houston, TX 77062

     Re: Registration Statement on Form S-8

Gentlemen:

     We have acted as securities counsel to Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the issuance of 2,133,333 shares of Common Stock of the Company (the "Shares") to eleven individual consultants pursuant to a written compensation agreement, a copy of which is incorporated herein by reference ("January 2001 Consultant Compensation Agreement" [the "Plan"]).

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-8 under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including
(i) the Registration Statement of the Company filed with the Securities and Exchange Commission; (ii) the Articles of Incorporation and the Bylaws of the Company; (iii) the form of Common Stock Certificate; (iv) copies of certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and any amendments or supplements thereto and related matters; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.




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March 6, 2001
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     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of California and the laws of the United States of America to the extent referred to specifically herein.

     Based on the foregoing, it is our opinion that, subject to effectiveness with the Securities and Exchange Commission of the Registration Statement and to registration or qualification under the securities laws of the states in which securities may be sold, the Shares are duly and validly authorized and, when issued, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the use of our name in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  /s/ Richman, Mann, Chizever, Phillips & Duboff